Exhibit 99.1

Wed 11/10/2021 4:59 PM

I have done all that I can to encourage and facilitate the development and implementation of a corporate governance structure and procedures that are standard for publicly traded companies focused on maximizing shareholder values.  Based on the meetings that have occurred the past couple of days, there continues to be stakeholders that fail to comprehend and/or are not prepared to take the necessary steps.  All of this renders it impossible for me to fulfill the responsibilities of CEO and Chairman of the Board - the roles for which I was engaged.  With that said and based on the previous discussions, my resignation as CEO and a member of the Board will become effective at the close of business today.

Sincerely,

Teddy Scott